Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-185650), Form S-4 (File No. 333-189177), Form S-3D (File No. 333-163047), and Form S-8 (File No. 333-159941) of CNB Financial Corporation of our report dated March 27, 2013, relating to our audit of the consolidated financial statements of FC Banc Corp. as of and for the year ended December 31, 2012, included in this Current Report on Form 8-K/A.

/s/ S.R. Snodgrass, A.C.
S.R. Snodgrass, A.C.

Wexford, Pennsylvania

December 17, 2013